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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Concentric Network Corporation of our report dated January 27, 1998, except for the Note 12 as to which the date is March 31, 1998, with respect to the financial statements and schedule of Concentric Network Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


San Jose, California
August 24, 1998